Exhibit 10.4

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is entered into as of November 23, 2015, (the “Execution Date”) by and between JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company (the “Landlord”), successor-in-interest to MA-Riverview/245 First Street, L.L.C., and AKEBIA THERAPEUTICS, INC., a Delaware corporation (the “Tenant”).

WHEREAS, Landlord’s predecessor and Tenant entered into that certain Office Lease Agreement dated as of December 3, 2013, as amended by a First Amendment to Lease dated as of December 15, 2014 (as amended, the “Lease”) for the lease of certain premises on the eleventh (11th) floor of the Office Building located at 245 First Street, Cambridge, MA 02142 (the “Building”), containing a total of 16,222 rentable square feet of office space, previously containing a total of 15,367 rentable square feet (the “Existing Premises”) prior to Landlord’s remeasurement of the Building, including the Existing Premises;

WHEREAS, Tenant desires to lease three (3) additional spaces:  (i) approximately 3,066 rentable square feet of office space located on the fourteenth (14th ) floor of the Building (“Space A”) as shown on Exhibit A, Second Amendment, attached hereto and incorporated herein; (ii) approximately 16,739 rentable square feet of office space located on the fourteenth (14th) floor of the Building (“Space B”) as shown on Exhibit A-1, Second Amendment, attached hereto and incorporated herein; and (iii) approximately 3,384 rentable square feet of office space located on the eleventh (11th) floor of the Building (“Space C”) as shown on Exhibit A-2, Second Amendment, attached hereto and incorporated herein (Space A, Space B, and Space C, collectively, the “Second Amendment Premises”, with each of Space A, Space B, and Space C being sometimes referred to herein as a “Portion of the Second Amendment Premises”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect (i) the remeasurement of the Office Building, the Science Building, and the Existing Premises, (ii) the expansion of the Existing Premises to include the Second Amendment Premises, (iii) the extension of the Lease Term, and (iv) the modification of certain other provisions of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1. Remeasurement.  The parties hereby acknowledge that the square footage of the Office Building, the Science Building, and the Existing Premises have been recalculated based upon a remeasurement of such areas, and, therefore, the parties hereby agree that, effective as of the Execution Date, the Office Building shall be deemed to contain a total of 164,704 rentable square feet, the Science Building shall be deemed to contain a total of 132,928 rentable square feet, and the Existing Premises shall be deemed to contain a total of 16,222 rentable square feet; provided, however, that with respect to the Existing Premises and until January 1, 2017, Tenant shall continue to pay Tax Excess, Expense Excess, and Common Area Expense Excess (and any other amounts that are due and payable under the Lease and are calculated based on Tenant’s Pro Rata

Share) as if the Existing Premises contained 15,367 rentable square feet.  Landlord hereby agrees that it shall not remeasure the Existing Premises or the Second Amendment Premises for the remainder of the Term and the Extension Term (as hereinafter defined) unless the physical boundaries thereof are changed by mutual agreement of the parties, nor shall Tenant’s Building Pro Rata Share or Tenant’s Common Area Pro Rata Share increase notwithstanding any further remeasurement of the Office Building or the Science Building.

2. Demise of Space A

A. Space A (3,066 rsf on Floor 14).  Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Space A.  Said demise of Space A shall be for a term commencing on the date (the “Space A Commencement Date”) that is the later of (i) the Execution Date (the “Estimated Space A Commencement Date”) or (ii) the date Landlord delivers Space A to Tenant in its as-is condition and free of tenants and occupants, equipment and other personal property, and expiring on the date (the “Extended Termination Date”) that is the later of (x) August 31, 2026 or (y) the date that is ten (10) years after the Space B Rent Commencement Date, as hereinafter defined.  Landlord shall use all commercially reasonable efforts to deliver Space A to Tenant on or before the Estimated Space A Commencement Date in the condition required above; however, the failure of Landlord to do so shall in no way affect the validity of the Lease, this Second Amendment, or the obligations of Tenant hereunder, and Tenant shall not have any claim against Landlord by reason thereof.  Except as set forth herein, said demise of Space A shall be upon all of the terms and conditions set forth in the Lease (as amended by this Second Amendment) applicable to the Existing Premises.  The “Space A Rent Commencement Date” shall, subject to Section 7C, be the date that is four (4) calendar months after the Space A Commencement Date.  Effective as of the Space A Commencement Date, (x) “Space A” shall be included in the definition of “Premises”, and (y) Tenant’s Building Pro Rata Share shall be increased by 1.86%, and (z) Tenant’s Common Area Pro Rata Share shall be increased by 1.03%.

B. Rent - Space A.  Commencing on the Space A Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent for Space A as set forth below.

(i) Base Rent.

Period	Annual Base Rent	Monthly Base Rent	Per Rentable Square Foot
Space A Rent Commencement Date through 1/31/17	$239,148.00*	$19,929.00	$78.00
2/1/17 – 1/31/18	$242,214.00	$20,184.50	$79.00
2/1/18 – 1/31/19	$245,280.00	$20,440.00	$80.00
2/1/19 – 1/31/20	$248,346.00	$20,695.50	$81.00
2/1/20 – 1/31/21	$251,412.00	$20,951.00	$82.00
2/1/21 – 1/31/22	$254,478.00	$21,206.50	$83.00
2/1/22 – 1/31/23	$257,544.00	$21,462.00	$84.00
2/1/23 – 1/31/24	$260,610.00	$21,717.50	$85.00
2/1/24 – 1/31/25	$263,676.00	$21,973.00	$86.00
2/1/25 – 1/31/26	$266,742.00	$22,228.50	$87.00
2/1/26 – Extended Termination Date	$269,808.00*	$22,484.00	$88.00

*Annualized

(ii) Additional Rent.  Commencing on the Space A Rent Commencement Date, Tenant shall pay Tax Excess, Expense Excess, and Common Area Expense Excess for Space A in accordance with the provisions of Exhibit B of the Lease, except that from and after the Space A Rent Commencement Date:

(1) the Base Year for Taxes for Space A shall be the fiscal year 2017 (i.e., July 1, 2016 through June 30, 2017); and

(2) the Base Year for Expenses and for Common Area Expenses for Space A shall be the calendar year 2016.

(iii) Electricity Charges.  Commencing on the Space A Commencement Date, Tenant shall pay electricity charges for Space A in accordance with the provisions of Section 7.02 of the Lease.

3. Demise of Space B

A. Space B (16,739 rsf on Floor 14).  Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Space B.  Said demise of Space B shall be for a term commencing on the date (the “Space B Commencement Date”) that is the later of (i) April 1, 2016 (the “Estimated Space B Commencement Date”) or (ii) the date Landlord delivers Space B to Tenant in its as-is condition and free of tenants and occupants, equipment, and other personal property, and expiring on the Extended Termination Date.  Landlord shall use all commercially reasonable efforts to deliver Space B to Tenant on or before the Estimated Space B Commencement Date in the condition required above; however, except as set forth in Section 3C below, the failure of Landlord to do so shall in no way affect the validity of the Lease, this Second Amendment, or the obligations of Tenant hereunder, and Tenant shall not have any claim against Landlord by reason thereof.  Except as set forth herein, said demise of Space B shall be upon all of the terms and conditions set forth in the Lease (as amended by this Second Amendment) applicable to the Existing Premises.  The “Space B Rent Commencement Date” shall, subject to Section 7C, be the date that is five (5) calendar months after the Space B Commencement Date.  Effective as of the Space B Commencement Date, (x) “Space B” shall be included in the definition of the “Premises”, and (y) Tenant’s Building Pro Rata Share shall be increased by10.16%, and (z) Tenant’s Common Area Pro Rata Share shall be increased by 5.62%.

B. Rent - Space B.  Commencing on the Space B Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent for Space B as set forth below.

(i) Base Rent.

Period	Annual Base Rent	Monthly Base Rent	Per Rentable Square Foot
Space B Rent Commencement Date through 1/31/17	$1,305,642.00*	$108,803.50	$78.00
2/1/17 – 1/31/18	$1,322,381.00	$110,198.42	$79.00
2/1/18 – 1/31/19	$1,339,120.00	$111,593.33	$80.00
2/1/19 – 1/31/20	$1,355,859.00	$112,988.25	$81.00
2/1/20 – 1/31/21	$1,372,598.00	$114,383.17	$82.00
2/1/21 – 1/31/22	$1,389,337.00	$115,778.08	$83.00
2/1/22 – 1/31/23	$1,406,076.00	$117,173.00	$84.00
2/1/23 – 1/31/24	$1,422,815.00	$118,567.92	$85.00
2/1/24 – 1/31/25	$1,439,554.00	$119,962.83	$86.00
2/1/25 – 1/31/26	$1,456,293.00	$121,357.75	$87.00
2/1/26 - Extended Termination Date	$1,473,032.00*	$122,752.67	$88.00

*Annualized

(ii) Additional Rent.  Commencing on the Space B Rent Commencement Date, Tenant shall pay Tax Excess, Expense Excess, and Common Area Expense Excess for Space B in accordance with the provisions of Exhibit B of the Lease, except that from and after the Space B Rent Commencement Date, the Base Year for Taxes and the Base Year for Expenses and for Common Area Expenses for Space B shall be the same as those for Space A, as set forth above in Section 2.B(ii)(1) and (2).

(iii) Electricity Charges.  With respect to Space B, commencing on the Space B Commencement Date, Tenant shall pay electricity charges in accordance with the provisions of Section 7.02 of the Lease.

C. Delay in Space B Commencement Date.  If the existing tenant of Space B (“Existing Space B Tenant”) fails to vacate and deliver Space B to Landlord on or before April 1, 2016, Landlord shall, as set forth in Section 3A above, use all commercially reasonable efforts to recover Space B from the Existing Space B Tenant, including, without limitation, commencing summary proceedings against the Existing Space B Tenant and seeking to recover from the

Existing Space B Tenant any Premium Hold Over Amounts, as hereinafter defined, which Landlord is able to collect from the Existing Space B Tenant by reason of such hold over.  Landlord shall pay to Tenant the net (i.e. net of reasonable attorneys fees and collection costs) amount of any Premium Hold Over Amounts actually received by Landlord from the Existing Space B Tenant.  For the purposes of this Section 3C, “Premium Hold Over Amounts” with respect to the Existing Space B Tenant shall be defined as the amount (if any) which Landlord receives from such tenant on account of its occupancy of Space B on or after April 1, 2016 in excess of the amount which the Existing Space B Tenant would have been required by to Landlord had the term of its lease of Space B been extended through the period of hold over at the same rent and other charges payable by the Existing Space B Tenant immediately prior to April 1, 2016.  Notwithstanding anything in this Second Amendment to the contrary, if the Space B Commencement Date has not occurred by October 1, 2016, Tenant shall have the right to terminate the Lease as to Space B upon written notice to Landlord; provided, however, if the Space B Commencement Date occurs within thirty (30) days of Landlord’s receipt of such notice from Tenant, then such notice shall be null and void and of no force and effect.

4. Demise of Space C

A. Space C (3,384 rsf on Floor 11).  Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, Space C.  Said demise of Space C shall be for a term commencing on the date (the “Space C Commencement Date”) that is the later of (i) January 1, 2017 (the “Estimated Space C Commencement Date”) or (ii) the date Landlord delivers Space C to Tenant in its as-is condition and free of tenants and occupants, equipment, and other personal property, and expiring on the Extended Termination Date.  Landlord shall use all commercially reasonable efforts to deliver Space C to Tenant on or before the Estimated Space C Commencement Date in the condition required above; however, the failure of Landlord to do so shall, except as set forth in Section 4C below in no way affect the validity of the Lease, this Second Amendment, or the obligations of Tenant hereunder, and Tenant shall not have any claim against Landlord by reason thereof.  Except as set forth herein, said demise of Space C shall be upon all of the terms and conditions set forth in the Lease (as amended by this Second Amendment) applicable to the Existing Premises.  The “Space C Rent Commencement Date” shall, subject to Section 7C, be the date that is four (4) calendar months after the Space C Commencement Date.   Effective as of the Space C Commencement Date, (x) “Space C” shall be included in the definition of the “Premises”, collectively, and (y) Tenant’s Building Pro Rata Share shall be increased by 2.05%, and (z) Tenant’s Common Area Pro Rata Share shall be increased by 1.14%.  Effective as of the last to occur of the Space A Commencement Date, Space B Commencement Date, and Space C Commencement Date, (a) Tenant’s Building Pro Rata Share shall be 23.93%, (b) Tenant’s Common Area Pro Rata Share for the entire Premises shall be 13.24%, and (c) the Rentable Square Footage of the entire Premises shall be 39,411 square feet.

B. Rent - Space C.  Commencing on the Space C Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent for Space C as set forth below.

(i) Base Rent.

Period	Annual Base Rent	Monthly Base Rent	Per Rentable Square Foot
Space C Rent Commencement Date through 1/31/18	$267,336.00*	$22,278.00	$79.00
2/1/18 – 1/31/19	$270,720.00	$22,560.00	$80.00
2/1/19 – 1/31/20	$274,104.00	$22,842.00	$81.00
2/1/20 – 1/31/21	$277,488.00	$23,124.00	$82.00
2/1/21 – 1/31/22	$280,872.00	$23,406.00	$83.00
2/1/22 – 1/31/23	$284,256.00	$23,688.00	$84.00
2/1/23 – 1/31/24	$287,640.00	$23,970.00	$85.00
2/1/24 – 1/31/25	$291,024.00	$24,252.00	$86.00
2/1/25 – 1/31/26	$294,408.00	$24,534.00	$87.00
2/1/26 - Extended Termination Date	$297,792.00*	$24,816.00	$88.00

*Annualized

(ii) Additional Rent.  Commencing on the Space C Rent Commencement Date, Tenant shall pay Tax Excess, Expense Excess, and Common Area Expense Excess for Space C in accordance with the provisions of Exhibit B of the Lease, except that from and after the Space C Rent Commencement Date, the Base Year for Taxes and the Base Year for Expenses and for Common Area Expenses for Space C shall be the same as those for Spaces A and B, as set forth above in Section 2.B(ii)(1) and (2).

(iii) Electricity Charges.  With respect to Space C, commencing on the Space C Commencement Date, Tenant shall pay electricity charges in accordance with the provisions of Section 7.02 of the Lease.

C. Delay in Space C Commencement Date.  If the existing tenant of Space C (“Existing Space C Tenant”) fails to vacate and deliver Space C to Landlord on or before January 1, 2017, Landlord shall, as set forth in Section 4A above, use all commercially reasonable efforts to recover Space C from the Existing Space C Tenant, including, without limitation, commencing summary proceedings against the Existing Space C Tenant and seeking to recover from the Existing Space C Tenant any Premium Hold Over Amounts, as hereinafter defined, which Landlord is able to collect from the Existing Space C Tenant by reason of such hold over.  Landlord shall pay to Tenant the net (i.e. net of reasonable attorneys fees and collection costs) amount of any Premium Hold Over Amounts actually received by Landlord from the Existing Space C Tenant.  For the purposes of this Section 4C, “Premium Hold Over Amounts” with respect to the Existing Space C Tenant shall be defined as the amount (if any) which Landlord receives from such tenant on account of its occupancy of Space C on or after January 1, 2017 in excess of the amount which the Existing Space C Tenant would have been required by to Landlord had the term of its lease of Space C been extended through the period of hold over at the same rent and other charges payable by the Existing Space C Tenant immediately prior to January 1, 2017.  Notwithstanding anything in this Second Amendment to the contrary, if the Space C Commencement Date has not occurred by July 15, 2017, Tenant shall have the right to terminate the Lease as to Space C upon written notice to Landlord; provided, however, if the Space C Commencement Date occurs within thirty (30) days of Landlord’s receipt of such notice from Tenant, then such notice shall be null and void and of no force and effect.

5. Extension of Term--Existing Premises.  The Term of the Lease for the Existing Premises is hereby extended for a period of time commencing January 1, 2017, and expiring on the Extended Termination Date (the “Extension Term”).

A. Rent – Existing Premises (16,222 rsf).  Commencing on May 1, 2017 and continuing through the Extension Term, Tenant shall pay Base Rent and Additional Rent for the Existing Premises as set forth below.

(i) Base Rent.

Period	Annual Base Rent	Monthly Base Rent	Per Rentable Square Foot
1/1/17 – 4/30/17	$-0-	$-0-	$-0-
5/1/17 – 1/31/18	$1,281,538.00*	$106,794.83	$79.00
2/1/18 – 1/31/19	$1,297,760.00	$108,146.67	$80.00
2/1/19 – 1/31/20	$1,313,982.00	$109,498.50	$81.00
2/1/20 – 1/31/21	$1,330,204.00	$110,850.33	$82.00
2/1/21 – 1/31/22	$1,346,426.00	$112,202.17	$83.00
2/1/22 – 1/31/23	$1,362,648.00	$113,554.00	$84.00
2/1/23 – 1/31/24	$1,378,870.00	$114,905.83	$85.00
2/1/24 – 1/31/25	$1,395,092.00	$116,257.67	$86.00
2/1/25 - 1/31/26	$1,411,314.00	$117,609.50	$87.00
2/1/26 through Extended Termination Date	$1,427,536.00*	$118,961.33	$88.00

*Annualized

(ii) Additional Rent.  During the Extension Term, Tenant shall pay Tax Excess, Expense Excess, and Common Area Expense Excess for the Existing Premises in accordance with the provisions of Exhibit B of the Lease, except that from and after the May 1, 2017, the Base Year for Taxes and the Base Year for Expenses and for Common Area Expenses for the Existing Premises shall be the same as those for the Second Amendment Premises, as set forth above in Section 2.B(ii)(1) and (2).  During the Extension Term, Tenant shall continue to pay electricity charges for the Existing Premises in accordance with the provisions of Section 7.02 of the Lease.

6. Existing Premises Condition/Tenant’s Existing Premises Work.

A. “As-is Condition”.  Tenant confirms and acknowledges that Tenant is currently in possession of the Existing Premises and is operating its business therein pursuant to the provisions of the Lease.  Tenant is fully aware of the existing condition of the Existing Premises and agrees that with respect to the Extension Term (a) to take the Existing Premises on a strictly “as-is” and “where is” condition, (b) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Existing Premises or the Office Building or the Property except as expressly set forth herein or in the Lease, and (c) that Landlord has no obligation to perform any work, supply any materials, incur any expense (except for Landlord’s Base Contribution, Landlord’s Existing Premises Fit Plan Contribution, and Landlord’s Heat Pump Contribution, as said terms are hereinafter defined) or make any alterations, additions or improvements to the Existing Premises for the Extension Term.  Nothing herein contained shall in any way diminish or affect Landlord’s on-going repair, maintenance and/or replacement obligations under the Lease including, without limitation, Section 9.02 of the Lease or Landlord’s service obligations under the Lease including, without limitation, Section 7 of the Lease.

B. Tenant’s Existing Premises Work.  Tenant shall perform the leasehold improvements to refurbish the Existing Premises (“Tenant’s Existing Premises Work”) in accordance with plans and specifications (“Tenant’s Existing Premises Plans”), which shall be submitted to Landlord for its approval.  Tenant’s Existing Premises Work shall be performed in accordance with Section 9.03 of the Lease, except that (i) Landlord agrees to waive Landlord’s oversight and coordination fee with respect to Tenant’s Existing Premises Work, (ii) Landlord’s approval shall only be required for material changes to Tenant’s Existing Premises Plans, and (iii) Landlord shall provide its approval (or disapproval) of Tenant’s Existing Premises Plans within the Initial Submittal Response Period, as hereinafter defined, after receipt thereof (and with respect to any material changes to Tenant’s Existing Premises Plans, or resubmissions of Tenant’s Existing Premises Plans following Landlord’s disapproval thereof, within the Resubmittal Response Period, after receipt thereof) and any disapproval shall be accompanied by a detailed written explanation for the basis of such disapproval.  Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to respond to any submission or resubmission before the expiration of the applicable response period.  For the purposes of this Section 6B:

(1) the “Initial Submittal Response Period” shall be defined as ten (10) Business Days, except that if, Landlord’s reasonable judgment, Tenant’s Existing Premises Plans must be reviewed by a third party engineer or consultant (e.g., because Tenant’s Existing Premises Work, as shown on Tenant’s Existing Premises Plans affect the structure or systems of the Building), then the Initial Submittal Respond Period shall be fifteen (15) Business Days; and

(2) the “Resubmittal Response Period” shall be defined as five (5) Business Days, except that if, Landlord’s reasonable judgment, Tenant’s Existing Premises Plans must be reviewed by a third party engineer or consultant (e.g., because Tenant’s Existing Premises Work, as shown on Tenant’s Existing Premises Plans affect the structure or systems of the Building), then the Resubmittal Response Period shall be ten (10) Business Days.

Except for Landlord’s Base Contribution, Landlord’s Existing Premises Fit Plan Contribution, and Landlord’s Heat Pump Contribution, Tenant’s Existing Premises Work shall be performed at Tenant’s sole cost and expense, using Building standard methods, materials, and finishes.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall be permitted to use its own general contractor and subcontractors to perform Tenant’s Existing Premises Work, which contractors and subcontractors shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

7. Second Amendment Premises Condition/Tenant’s Second Amendment Premises Work.

A. Each Portion of the Second Amendment Premises shall be leased by Tenant “as-is” and “where is”, in the condition in which such Portion of the Second Amendment Premises is in as of the respective Commencement Date with respect to such Portion of the Second Amendment Premises and delivered to Tenant in accordance with the terms and conditions of Sections 2, 3, and 4 of this Second Amendment applicable to such Portion of the Second Amendment Premises, and without Landlord or Landlord’s agents having made any representations or warranties with respect to the Second Amendment Premises or the Office Building or the Property except as expressly set forth herein.  Landlord has no obligation to perform any work, supply any materials, incur any expense (except for Landlord’s Base Contribution, Landlord’s Heat Pump Contribution, the Space B Demolition Contribution, as hereinafter defined, and the Second Amendment Premises Fit Plan Contribution, as hereinafter defined) or make any alterations, additions or improvements to the Second Amendment Premises.

B. Tenant’s Second Amendment Premises Work.  Tenant shall perform the leasehold improvements to prepare the Second Amendment Premises for Tenant’s occupancy (“Tenant’s Second Amendment Premises Work”) in accordance with plans and specifications (“Tenant’s Second Amendment Premises Plans”), which shall be submitted to Landlord for its approval.  Tenant’s Second Amendment Premises Work shall be performed, and Landlord’s approval of Tenant’s Second Amendment Premises Plan shall be delivered, in accordance with Section 9.03 of the Lease, except that (i) Landlord agrees to waive Landlord’s oversight and coordination fee with respect to Tenant’s Second Amendment Premises Work, (ii) Landlord’s approval shall only be required for material changes to Tenant’s Second Amendment Premises Plans, and (iii) Landlord shall provide its approval (or disapproval) of Tenant’s Second Amendment Premises Plans within the Initial Submittal Response Period, as hereinafter defined, after receipt thereof (and with respect to any material changes to Tenant’s Second Amendment Premises Plans, or resubmissions of Tenant’s Second Amendment Premises Plans following Landlord’s disapproval thereof, within the Resubmittal Response Period, after receipt thereof) and any disapproval shall be accompanied by a detailed written explanation for the basis of such disapproval.  For the purposes of this Section 7B:

(1) the “Initial Submittal Response Period” shall be defined as ten (10) Business Days, except that if, Landlord’s reasonable judgment, Tenant’s Second Amendment Premises Plans must be reviewed by a third party engineer or consultant (e.g., because Tenant’s Second Amendment Premises Work, as shown on Tenant’s Second Amendment Premises Plans affect the structure or systems of the Building), then the Initial Submittal Respond Period shall be fifteen (15) Business Days;

(2) the “Resubmittal Response Period” shall be defined as five (5) Business Days, except that if, Landlord’s reasonable judgment, Tenant’s Second Amendment Premises Plans must be reviewed by a third party engineer or consultant (e.g., because Tenant’s Second Amendment Premises Work, as shown on Tenant’s Second Amendment Premises Plans affect the structure or systems of the Building), then the Resubmittal Response Period shall be ten (10) Business Days; and

(3) Notwithstanding the foregoing, with respect to Tenant’s Second Amendment Premises Plans for Tenant’s Second Amendment Premises Work in Space A only, (i) the foregoing ten (10) Business Days and fifteen (15) Business Days set forth in clause (1) above shall be eight (8) Business Days and twelve (12) Business Days, respectively, and (ii) the foregoing five (5) Business Days and ten (10) Business Days set forth in clause (2) above shall be three (3) Business Days and six (6) Business Days, respectively.  This clause (3) shall not apply to Tenant’s Second Amendment Premises Plans for Tenant’s Second Amendment Premises Work in any portion of the Second Amendment Premises other than Space A.

Except for Landlord’s Base Contribution, Landlord’s Heat Pump Contribution, and Landlord’s Space B Demolition Contribution, Tenant’s Second Amendment Premises Work shall be performed at Tenant’s sole cost and expense, using Building standard methods, materials, and finishes.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall be permitted to use its own general contractor and subcontractors to perform Tenant’s Second Amendment Premises Work, which contractors and subcontractors shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed.

Tenant shall, as part of Tenant’s Second Amendment Premises Work, incur at least $30.00 per rentable square foot in Hard Costs, as hereinafter defined, for leasehold improvements in each Portion of the Second Amendment Premises.

C. Landlord hereby represents to Tenant (“Landlord’s Warranty”) that, as of the applicable Rent Commencement Date with respect to each Portion of the Second Amendment Premises, all of the following portions of the Building will be in good working order: the roof and common building systems (including the HVAC, electrical, life safety and plumbing systems) to the extent that they serve such Portion of the Second Amendment Premises.  With respect to any breach (“Patent Breach”) of Landlord’s Warranty which is readily visible upon entry of any Portion of the Second Amendment Premises by Tenant without having to remove, alter, adjust, operate or modify any portion (e.g., walls, equipment, carpeting, etc.) of the Second Amendment Premises, Tenant shall be deemed to have waived any claim of any breach of Landlord’s Warranty with respect to such Portion of the Second Amendment Premises, unless, on before the date ten (10) Business Days after the Execution Date, Tenant gives Landlord written notice (“Landlord’s Warranty Breach Notice”) setting forth, with specificity, the manner in which Tenant believes that Landlord’s Warranty has been breached.  With respect to any other breach (“Latent Breach”) of Landlord’s Warranty with respect to such Portion of the Second Amendment Premises, Tenant shall be deemed to have waived any claim of any breach of Landlord’s Warranty with respect to such Portion of the Second Amendment Premises unless, on before the date ten (10) Business Days after Tenant has actual knowledge of such Latent Breach, Tenant gives a Landlord’s Warranty Breach Notice to Landlord.  In the event of any breach of Landlord’s Warranty with respect to any Portion of the Second Amendment Premises, then, and as Tenant’s sole remedies, both in law and in equity in the event of such breach: (i) Landlord, at its sole cost and expense, shall correct such breach, as promptly as possible, and (ii) to the extent that any such breach actually causes a delay in Tenant’s ability to achieve substantial completion of Tenant’s Second Amendment Premises Work with respect to such Portion of the Second Amendment Premises by the date (“Expected Rent Commencement Date”) which is four (4) months after the Commencement Date for such Portion of the Second Amendment Premises, such delay shall be considered a “Landlord Delay” with respect to such Portion of the Second Amendment Premises, and (iii) with respect to a Latent Breach that occurs after the Rent Commencement Date for any Portion of the Second Amendment Premises and for which Tenant timely notifies Landlord and which would constitute a Service Failure (as said term is defined in Section 7.03 of the Lease), Tenant shall be entitled to its rights and remedies under Section 7.03 of the Lease to the extent applicable.  With respect to a Landlord Delay, the Rent Commencement Date applicable to such Portion of the Second Amendment Premises shall be extended by the number of days that such Landlord Delay actually delays the performance of Tenant’s Second Amendment Premises Work with respect to such Portion of the Second Amendment Premises beyond the Expected Rent Commencement Date for such Portion of the Second Amendment Premises.  Nothing in this Section 7.C shall derogate from Landlord’s obligations under the Lease, including without limitation pursuant to Sections 7 and 9.02 of the Lease.

8. Landlord’s Base Contribution.

A. Landlord’s Base Contribution.  Landlord shall, in the manner hereinafter set forth, provide Tenant with Landlord’s Base Contribution to be used to pay for Permitted Costs, as hereinafter defined, incurred by Tenant in connection with Tenant’s Existing Premises Work and Tenant’s Second Amendment Premises Work.  Landlord’s Base Contribution shall not exceed $1,646,110.00 (“Maximum Contribution”).  “Permitted Costs” shall be defined as Hard Costs and Soft Costs, each as hereinafter defined.  “Hard Costs” shall be defined as the cost of acquisition, installation, and performance of leasehold improvements, demolition, and building permits.  “Soft Costs” shall include the costs of furniture, fixtures and equipment installed by Tenant in the Existing Premises and/or Second Amendment Premises, construction management fees, architectural and design fees, data/telecom cabling, and relocation costs.  “Landlord’s Base Contribution” shall be the lesser of (i) the actual Permitted Costs incurred by Tenant and (ii) the Maximum Contribution.  Landlord shall receive a construction management fee equal to 0.75% of Landlord’s Base Contribution.  Such fee shall be deducted from Landlord’s Base Contribution.

B. Disbursement Procedures.  Provided there shall then exist no Default (as said term is defined in Section 18 of the Lease) of Tenant under the Lease at the time that Tenant submits any requisition (“Requisition”) of Landlord’s Base Contribution, Landlord shall pay the cost of the work shown on each Requisition submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord.  If requested by Tenant at the time of Tenant’s submission of such Requisition, Landlord shall make such payment directly to Tenant’s contractor.  If Landlord declines to fund any Requisition on the basis of a Default (as said term is defined in Section 18 of the Lease) of Tenant under the Lease, provided that the Lease is in full force and effect and Tenant cures such Default in accordance with the terms and conditions of the Lease, then, subject to the provisions set forth herein, Tenant shall have the right to resubmit such declined Requisition, and Landlord shall pay any amounts properly due under such resubmitted Requisition.

Each Tenant Requisition shall be accompanied by the following: (i) a detailed breakdown of the costs of Tenant’s Existing Premises Work and Tenant’s Second Amendment Premises Work for which Tenant is seeking payment, (ii) a copy of each Application for Payment (substantially on the standard AIA form) from Tenant’s contractor for all contractor charges included in the Requisition, (iii) copies of invoices for any architectural fees and other costs not covered by a contractor’s Application for Payment that are included in the Tenant’s Requisition, (iv) a certification by an appropriate officer of Tenant or by Tenant’s architect that all of the construction work to be paid for with Landlord’s Base Contribution has been completed in a good and workmanlike manner, in accordance with Tenant’s Existing Premises Plans or Tenant’s Second Amendment Premises Plans, as the case may be, (v) executed waivers of mechanic’s or material supplier’s liens (in such form as Landlord shall reasonably require) waiving, releasing and relinquishing all liens, claims and rights to lien under applicable laws on account of any labor, materials and/or equipment furnished by any party through the date of Tenant’s Requisition (provided that any such waiver may be conditioned upon receipt of the amount requested for such party in the Tenant’s Requisition), and (vi) a certification by an appropriate officer of Tenant that Tenant has made (or upon receipt of the amount requested in the Tenant’s Requisition shall make) full payment for all of the work and other costs of Tenant’s Existing Premises Work or Tenant’s Second Amendment Premises Work, as the case may be, covered by the Requisition.  Upon the earlier to occur of the date that is (A) fifteen (15) days following Substantial Completion (as hereinafter defined), or (B) the date of submission of a Requisition for the final ten percent (10%) of Landlord’s Base Contribution (allocable to the Existing Premises Work or such Portion of the Second Amendment Premises Work subject to such Requisition (or, at Tenant’s election, applicable to all of the work contemplated by Tenant under this Second Amendment) (the “Final Requisition”), in addition to delivering the documentation required in subclauses (i) through (vi) above, such Final Requisition shall also be accompanied by all items required to be delivered by Tenant pursuant to Section 9.03 of the Lease.  For the purposes of this Second Amendment “Substantial Completion” shall mean for the Existing Premises or any Portion of the Second Amendment Premises, as the case may be, that the Existing Premises Work or the Second Amendment Premises Work applicable to such Portion, is completed in such a fashion as to enable Tenant, upon furnishing the same, to open for business in the normal course.

C. Conditions to Payment of Landlord’s Base Contribution.  Notwithstanding anything to the contrary herein contained:

(1) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right with respect to any Tenant contractor or vendor that has filed a lien against the Property for work performed, or claimed to be performed, which has not been discharged or bonded over to Landlord’s reasonable satisfaction in accordance with Section 12 of the Lease, to have Landlord’s Base Contribution paid to both Tenant and such contractor or vendor jointly, or directly to such contractor or vendor.

(2) Landlord shall have no obligation to pay Landlord’s Base Contribution in respect of any Requisition submitted after the date (the “Outside Requisition Date”) that is nineteen (19) months after the last to occur of the Space A Rent Commencement Date, Space B Rent Commencement Date, or Space C Rent Commencement Date.

(3) Tenant shall not be entitled to any unused portion of Landlord’s Base Contribution.

(4) Tenant may not use more than $288,069.25 of Landlord’s Base Contribution to pay for Soft Costs.

D. If Landlord fails timely to pay any portion of Landlord’s Base Contribution when properly due to Tenant, and if Landlord fails to cure such failure within ten (10) Business Days after notice from Tenant, Tenant shall have the right to offset such past due amount from the next installment(s) of Base Rent and other charges due under the Lease.

9. Fit Plan Contributions and Space B Demolition Contribution.  In addition to Landlord’s Base Contribution, Landlord shall provide the following contributions to Tenant:

A. Landlord’s Second Amendment Premises Fit Plan Contribution.  Landlord shall contribute up to $2,318.90 (i.e., $.10 per rentable square foot of the Second Amendment Premises) (“Landlord’s Second Amendment Premises Fit Plan Contribution”) towards the cost of the test fit plan prepared by Tenant’s architect.  Landlord shall, within thirty (30) days of receipt of paid invoices from Tenant, pay Landlord’s Second Amendment Premises Fit Plan Contribution to Tenant.

B. Landlord’s Existing Premises Fit Plan Contribution.  Landlord shall contribute up to $1,622.20 (i.e., $.10 per rentable square foot of the Existing Premises) (“Landlord’s Existing Premises Fit Plan Contribution”) towards the cost of the test fit plan prepared by Tenant’s architect.  Landlord shall, within thirty (30) days of receipt of paid invoices from Tenant, pay Landlord’s Existing Premises Fit Plan Contribution to Tenant.

C. Landlord’s Space B Demolition Contribution.  Landlord shall contribute the actual costs (as reasonably approved by Landlord) incurred by Tenant in demolishing Space B to shell condition (“Landlord’s Space B Demolition Contribution”).  Landlord shall, within thirty (30) days of receipt of paid invoices from Tenant’s demolition contractor and lien waivers from such contractor in form reasonably acceptable to Landlord, pay Landlord’s Space B Demolition Contribution to Tenant.

10. Heat Pump Replacement.

A. Subject to Landlord’s Heat Pump Contribution, as hereinafter defined, Tenant shall, at Tenant’s cost, remove the existing heat pumps located on the eleventh (11th) and fourteenth (14th) floors of the Building (nineteen (19) heat pumps per floor) and install new heat pumps and controls (collectively, “Tenant’s Heat Pump Work”).  Tenant’s Heat Pump Work shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed) of the plans and specifications for Tenant’s Heat Pump Work as the contract between Tenant and the contractor performing Tenant’s Heat Pump Work.  The terms and provisions of Sections 6.B(iv) and 7.B(iv) of this Second Amendment applicable to Landlord’s approval of Tenant’s Existing Premises Plans and Tenant’s Second Amendment Premises Plans, respectively, shall be applicable to Tenant’s submission, and Landlord’s approval, of the plans and specifications for Tenant’s Heat Pump Work and the other documents that Tenant is required to submit to Landlord for its approval under this Section 10.  Without limiting the foregoing:

(i) The existing heat pumps shall be replaced with heat pumps that have a useful life beyond the Extension Term.

(ii) Tenant shall obtain and deliver to Landlord (i) at least five-(5)-year warranties with respect to the compressors in the heat pumps from the manufacturer of the heat pumps and (ii) at least one-(1)-year warranty from the contractor installing the heat pumps (collectively, the “Heat Pump Warranties”), which Heat Pump Warranties shall be in form and substance reasonably acceptable to Landlord, and the cost of such Heat Pump Warranties may be paid for out of Landlord’s Heat Pump Contribution, as hereinafter defined.

(iii) The engineers and contractors engaged by Tenant in connection with the design and performance of Tenant’s Heat Pump Work shall be subject to Landlord’s reasonable prior approval.

(iv) Tenant shall not commence performance of Tenant’s Heat Pump Work with respect to any portion of the Premises until the Commencement Date for such portion of the Premises has occurred.  Tenant shall perform Tenant’s Heat

Pump Work in accordance with plans and specifications approved by Landlord, and in such manner as will not affect the providing of heat, air conditioning, and ventilation services to any other tenant in the Building.  Tenant shall complete the performance of Tenant’s Heat Pump Work by the Outside Requisition Date.

B. During the performance of Tenant’s Heat Pump Work, Landlord shall have no maintenance obligations with respect to the HVAC systems serving the portion of the Premises for which Tenant’s Heat Pump Work is being performed.  However, Landlord’s HVAC maintenance obligations shall recommence once the following conditions have been met:  (i) Tenant has completed Tenant’s Heat Pump Work on such portion of the Premises to Landlord’s reasonable satisfaction, (ii) Tenant has delivered the required Heat Pump Warranties to Landlord with respect to such portion of the Premises, and (iii) Tenant has delivered to Landlord a balancing report, reasonably acceptable to Landlord with respect to such portion of the Premises.

C. Landlord shall, in the manner hereinafter set forth, provide Tenant with an allowance of up to $7,500.00 per heat pump (i.e., $285,000.00) and up to an additional $50,000.00 to be used for controls of the heat pumps to be installed on the 11th and 14th floors (the “Landlord’s Heat Pump Allowance”) to be used towards the cost of Tenant’s Heat Pump Work.  Within thirty (30) days following receipt by Landlord of paid invoices for Tenant’s Heat Pump Work from Tenant’s contractor(s) and lien waivers from such contractors in form reasonably acceptable to Landlord, and provided all of Tenant’s Heat Pump Work shall have been completed in accordance with the terms of the Lease and there shall then exist no Default (as said term is defined in Section 18 of the Lease) of Tenant, Landlord shall remit to Tenant that amount (“Landlord’s Heat Pump Contribution”) being the lesser of (x) the cost of Tenant’s Heat Pump Work shown by such paid invoices or (y) Landlord’s Heat Pump Allowance.

D. If Landlord fails timely to pay any portion of Landlord’s Heat Pump Contribution when properly due to Tenant, and if Landlord fails to cure such failure within ten (10) Business Days after notice from Tenant, Tenant shall have the right to offset such past due amount from the next installment(s) of Base Rent and other charges due under the Lease.

11. Extension Option.

A. Grant of Option; Conditions.  Tenant shall have the right to extend the Term (the “Extension Option”) for one (1) additional period of five (5) years commencing on the day following the Extended Termination Date and ending on the fifth (5th) anniversary of the Extended Termination Date (the “Option Term”), if:

1. Landlord receives an unconditional notice of exercise (“Extension Notice”) not later than twelve (12) full calendar months prior to the expiration of the Extension Term and not earlier than eighteen (18) full calendar months prior to the expiration of the Extension Term; and

2. No Default (as said term is defined in Section 18 of the Lease) exists at the time that Tenant delivers its Extension Notice or at the time Tenant delivers its Acceptance Notice (as defined below), if any; and

3. No more than thirty (30%) percent of the Premises is sublet (other than pursuant to a Business Transfer, as defined in Article 11 of the Lease) at the time that Tenant delivers its Extension Notice or at the time Tenant delivers its Acceptance Notice, if any; and

4. The Lease has not been assigned (other than pursuant to a Business Transfer, as defined in Article 11 of the Lease) prior to the date that Tenant delivers its Initial Extension Notice or prior to the date Tenant delivers its Acceptance Notice, if any.

B. Terms Applicable to Premises during the Option Term.  The initial Base Rent rate per rentable square foot for the Premises during the Option Term shall equal the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises.  Base Rent during the Option Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate.  Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article 4 of the Lease.

Tenant shall pay Additional Rent (i.e., Taxes, Expenses, and Common Area Expenses) for the Premises during the Option Term in accordance with the terms of Article 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes, Expenses, Common Area Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Option Term.  The Base Year for Taxes for the Option Term shall be the fiscal year 2027 and the Base Year for Expenses and for Common Area Expenses shall be the calendar year 2026.

C. Procedure for Determining Prevailing Market.  Within thirty (30) days after receipt of Tenant’s Extension Notice (but no sooner than twelve (12) months prior to the expiration of the Term), Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Option Term.  Tenant, within fifteen (15) Business Days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Option Term, shall either (i) give Landlord written notice that Tenant accepts Landlord’s Base Rent for the Option Term (“Acceptance Notice”) or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”).  If Tenant fails to provide Landlord with either an Acceptance Notice or a Rejection Notice within such fifteen-(15)-Business-Day period, Tenant shall be deemed to have provided a Rejection Notice.  If Tenant provides Landlord with an Acceptance Notice, Landlord and Tenant shall enter into the Extension Amendment (as defined below) upon the terms and conditions set forth herein and in Landlord’s notice as to Base Rent for the Option Term.  If Tenant provides, or is deemed to have provided, Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Option Term.  Upon agreement, Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within thirty (30) days after the date Tenant provides (or is deemed to have provided) Landlord with the Rejection Notice, then the Prevailing Market rate shall be determined in accordance with the arbitration procedures described in Section D below.

D. Arbitration Procedure.

1. If Landlord and Tenant have failed to reach agreement as to the Prevailing Market rate within thirty (30) days after the date (or deemed date) of the Rejection Notice, then, within ten (10) days after the expiration of such thirty-(30)-day period, Landlord and Tenant shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Option Term (collectively referred to as the “Estimates”).  If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates.  If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within ten (10) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Option Term.  Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years’ experience within the previous ten (10) years as a real estate appraiser working in the Kendall Square area of Cambridge, with working knowledge of current rental rates and practices.  For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Option Term.  If either Landlord or Tenant fails to appoint an appraiser within the ten-(10)-day period referred to above, which failure continues for more than five (5) days after notice thereof to the failing party, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty-(20)-day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria.  Once the third appraiser (i.e., arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate, and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises for the purpose of determining Base Rent for the Option Term.  If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice.  The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator.  Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

3. If the Prevailing Market rate has not been determined by the commencement of Tenant’s obligation to pay Base Rent and other charges payable under the

Lease based upon such Prevailing Market rate, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the Term for the Premises until such time as the Prevailing Market rate has been determined.  Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Option Term for the Premises.

E. Extension Amendment.  If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Extended Termination Date as expressly provided herein and other mutually agreeable appropriate terms.  The Extension Amendment shall be sent to Tenant within a reasonable time after final determination of the Prevailing Market rate applicable during the Option Term, and if the terms and provisions of the Extension Amendment are reasonably acceptable to Tenant, then Tenant shall execute and return the Extension Amendment to Landlord within fifteen (15) Business Days after Tenant’s receipt of same, but an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

F. Prevailing Market.  For purposes hereof, “Prevailing Market” shall mean the arms’ length fair market annual rental rate per rentable square foot under direct leases entered into on or about the date as of which the Prevailing Market is being determined hereunder (i.e., in connection with the Tenant’s Extension Option, such date shall be the commencement of the Option Term, and in connection with Tenant’s Right of First Offer, such date shall be the Commencement Date with respect to the applicable Offering Space) for space comparable to the Premises or the Offering Space, as applicable, in the Building and office buildings comparable to the Building in the Kendall Square area of Cambridge, taking into account all relevant factors including proximity to public transportation and retail amenities, and age and quality of finish.  The determination of Prevailing Market shall take into account all relevant factors including any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, tenant improvements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

12. Right of First Offer.

A. Grant of Option; Conditions.  Tenant shall have a one-time (subject only to Section 12C below) right of first offer (the “Right of First Offer”) on 12,473 rentable square feet of office space on the tenth (10th) floor of the Building, shown as “Oglivy 12,473 RSF” on Exhibit B, Second Amendment, attached hereto and incorporated herein (such space being referred to herein as “Offering Space”).  Tenant’s Right of First Offer shall be exercised as follows:  at any time after Landlord has determined that an existing tenant in the Offering Space will not extend, renew the term of its lease or enter into a new lease directly with Landlord, for the entirety of the Offering Space (but prior to leasing the Offering Space to a party other than the existing tenant, subtenant or any party holding expansion rights to such space as of the Execution Date as provided in Subsection E below), Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Offering Space to Tenant, including the Base Rent, the base years for operating costs and taxes, Tenant’s improvement allowance, if any, renewal term and all other terms. Tenant may lease the Offering Space under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within ten (10) Business Days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

1. a Default of Tenant (as said term is defined in Section 18 of the Lease) exists at the time that Landlord would otherwise deliver the Advice; or

2. no more than twenty-five (25%) percent of the Premises is sublet (other than pursuant to a Business Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the Advice; or

3. the Lease has been assigned (other than pursuant to a Business Transfer, as defined in Section 11 of the Lease) prior to the date Landlord would otherwise deliver the Advice; or

4. Tenant is not occupying more than seventy-five (75%) percent the Premises on the date Landlord would otherwise deliver the Advice; or

5. the existing tenant or subtenant in the Offering Space is interested in extending or renewing its lease for the Offering Space or entering into a new lease for  such Offering Space; or

6. less than three (3) years remain in the Option Term (provided, however, that if, at the time that Landlord would otherwise be required to give the Advice with respect to the Offering Space, Tenant’s right to exercise its Extension Option has not been waived or lapsed unexercised, then Landlord shall nevertheless give the Advice and Tenant may elect to exercise the Right of First Offer provided that, simultaneously with giving the Notice of Exercise, Tenant gives Landlord an Extension Notice under Section 11 of this Second Amendment).

B. Terms for Offering Space.

1. The term for the Offering Space shall commence upon the commencement date stated in the Advice and expire on the Extended Termination Date (as it may be extended pursuant to Section 12.A.6 above) and during such period, the Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

2. Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice.

3. The Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for the Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space.  If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, including summary process, and the commencement of the term for the Offering Space and commencement of rent shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C. Termination of Right of First Offer.  The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) Tenant’s failure to exercise its Right of First Offer within the ten-(10)-Business-Day period provided in Section A above; and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section A above.  Notwithstanding the foregoing, if Tenant fails to exercise its Right of First Offer as set forth above and if Landlord (a) does not enter into a lease of the Offering Space with a party other than Tenant within twelve (12) months of the date of the Advice provided by Landlord with respect to the Offering Space, (b) intends to lease the Offering Space to a third party that is not the existing occupant of such space at a Net Effective Rent (defined below) that is less than ninety-five percent (95%) of the Net Effective Rent that would be payable under the original Advice, or (c) intends to lease the Offering Space to the existing occupant of such space at a Net Effective Rent that is less than ninety-two and one-half percent (92.5%) of the Net Effective Rent that would be payable under the original Advice, then, prior to offering to lease such Offering Space to a third party, Landlord shall again give Tenant an Advice and Tenant shall have a Right of First Offer with respect to such Offering Space, subject to, and in accordance with the provisions of this Section 12.

As used herein, the term “Net Effective Rent” shall mean the net present value (using the same discount factor in each case) of the aggregate consideration, determined on an average annual basis, payable to Landlord under the proposal at issue (i.e., either the Advice or the offer to another party, as the case may be), taking into account all fixed base rent, additional rent, free rent, construction or other allowances, the cost of any work performed in the Offering Space by Landlord at its expense, the length of lease term, and all other relevant economic terms.

D. Offering Amendment.  If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share, Parking Spaces, and other mutually agreeable appropriate terms.  A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and, if the terms and conditions of the Offering Amendment are reasonably acceptable to Tenant, then Tenant shall execute and return the Offering Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

E. Subordination.  Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

13. Parking.  Notwithstanding anything to the contrary set forth in the Lease, effective as of the first Rent Commencement Date of any Portion of the Second Amendment Premises to occur and continuing thereafter throughout the remainder of the Term of the Lease, Tenant shall have the right to use 0.9 parking spaces per 1,000 rentable square feet of the Existing Premises and each Portion of the Second Amendment Premises for which the Rent Commencement Date has occurred (“Tenant’s Parking Spaces”).  Tenant’s right to use Tenant’s Parking Spaces shall be on a first-come, first-served basis at the then prevailing monthly parking rate, as adjusted from time to time in accordance with the published rates applicable to all tenants of the Building.  As of the Execution Date of this Second Amendment, the current monthly rate is $280.00 per parking space per month.

14. Security Deposit.  Reference is made to the fact that Landlord is presently holding a Security Deposit in the amount of $304,475.00 (the “Existing Security Deposit”), of which (x) $125,345.00 is in the form of a letter of credit in accordance with the provisions of Section 6 of the Lease (the “Original Security Deposit”) and (y) $179,130.00 is in the form of cash in accordance with the provisions of Section 8 of the First Amendment (the “First Amendment Security Deposit”).

At the time that Tenant executes and delivers this Second Amendment to Landlord, Tenant shall also deliver to Landlord an additional security deposit in the amount of $976,382.00 (the “Second Amendment Security Deposit”), which together with the Existing Security Deposit shall equal five (5) months payment of Monthly Base Rent for the Existing Premises and the Second Amendment Premises, thereby increasing the Security Deposit to $1,280,857.00 (the “Total Security Deposit”).  The Total Security Deposit shall secure Tenant’s obligations under the Lease, as hereby amended, and shall be held by Landlord in accordance with said Section 6 of the Lease, as amended by Section 8 of the First Amendment, and as amended herein.  The Second Amendment Security Deposit shall be in the form of cash or in the form of a letter of credit, whichever form Tenant elects.  If Tenant elects to deliver the Second Amendment Security Deposit in the form of a letter of credit, then Tenant shall deliver either (i) a new irrevocable letter of credit in the amount of the $1,280,857.00 or (ii) an amendment to the existing Letter of Credit increasing the amount of the Original Security Deposit to be held by Landlord under Section 6 of the Lease by $976,382.00.

Provided that no Default (as said term is defined in Section 18 of the Lease) by Tenant of any of its obligations under the Lease occurs (i) at any time in the twelve-(12)-month period preceding the Reduction Date, as hereinafter defined, and (ii) on the Reduction Date (the “Reduction Conditions”), Landlord shall reduce the amount of the Total Security Deposit to $1,024,686.00 (i.e., four (4) months of Monthly Base Rent for the Existing Premises and the Second Amendment Premises) (the “Reduced Security Deposit”) effective as of the May 1, 2018 (the “Reduction Date”).

The reduction in the Security Deposit shall be accomplished as follows:  Tenant shall request such reduction in a written notice to Landlord, and if Landlord determines that the Reduction Conditions have been met, Landlord shall so notify Tenant within five (5) Business Days of receipt of such notice, whereupon, Landlord shall return the sum of $256,171.00 (the “Reduction Amount”) to Tenant in the following manner.  To the extent Landlord is then holding a cash security deposit sufficient to return the entire Reduction Amount to Tenant, Landlord shall do so; if not, Landlord shall return to Tenant the cash security deposit Landlord is then holding, and the remaining balance of the Reduction Amount shall be effected by Tenant providing Landlord with an amendment to the then existing Letter of Credit reducing the Letter of Credit by the balance of the Reduction Amount not paid in cash.

Notwithstanding anything to the contrary contained herein, if Landlord declines to allow the reduction of the Security Deposit as of the Reduction Date by reason of Tenant’s failure to be in compliance with the Reduction Conditions, Tenant shall be entitled to such reduction of the Security Deposit if Tenant subsequently cures all outstanding defaults and, at the time that it cures all such defaults, Tenant then satisfies both Reduction Conditions.

15. Subordination, Non-Disturbance, and Attornment Agreement.  Landlord shall diligently use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from Landlord’s current mortgagee on such Mortgagee’s current standard form of agreement, a copy of which is attached hereto as Exhibit D, and Tenant shall pay any reasonable charges (including legal fees) required by such mortgagee as a condition to entering into such agreement.  Upon request of Landlord, Tenant will execute the existing Mortgagee’s form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee.  Provided that Landlord uses commercially reasonable efforts as aforesaid, Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a Default by Landlord hereunder.

In addition, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a commercially reasonable subordination, non-disturbance, and attornment agreement in favor of Tenant from any Mortgagee who places a mortgage on the Property after the date of this Second Amendment.  Such subordination, non-disturbance, and attornment agreement in favor of Tenant shall provide, inter alia, that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect.

16. Inapplicable/Deleted Lease Provisions.

A. Inapplicable Lease Provisions.  The Base Rent Abatement Period set forth in Section 1.03, Section 3.03 (Rent Abatement), Exhibit C (Work Letter) and Exhibit C-1 (Space Plans) of the Lease; the Expansion Premises A Rent Credit portion of Section 1.A, Section 3 (Landlord’s Work and Landlord’s Contribution), and Section 4 (Base Building) of the First Amendment shall have no applicability with respect to the Second Amendment Premises and this Second Amendment.

B. Deleted Lease Provisions.  Section 5 (Extension Option) and Section 6 (Right of First Offer) set forth in the First Amendment shall be deleted in their entireties and shall be of no further force and effect.

17. Broker.  Landlord and Tenant warrant and represent that neither party has dealt with any broker in connection with the consummation of this Second Amendment, other than Cushman & Wakefield and Transwestern (collectively, the “Broker”) and in the event of any brokerage claims or liens, other than by Broker, against Landlord or Tenant or the Building predicated upon or arising out of prior dealings with Tenant and Landlord, Tenant and Landlord each agree to defend the same and indemnify and hold each other harmless against any such claim, and to discharge any such lien.  Any commission due in connection with this Second Amendment shall be paid by Landlord pursuant to a separate agreement between Landlord and Broker.

18. Monument Signage.  Provided that: (i) no Default (as said term is defined in Section 18 of the Lease) has occurred hereunder and (ii) Tenant is occupying not less than 20,000 rentable square feet (collectively, the “Monument Sign Conditions”), Tenant shall have the right, at Tenant’s sole cost and expense, to install one (1) identification sign (the “Monument Sign”), consisting of the name and/or logo of Tenant, on each of the two existing monuments which serve the Building (and on any replacements thereof and/or on any additional monuments installed by Landlord), for the Term of the Lease, and any extensions thereof, substantially in the form of the signage depicted on Exhibit C, Second Amendment attached hereto and made a part hereof.  The Monument Sign shall be subject to the following conditions (“Monument Sign Requirements”):  (a)  said Monument Sign shall be in compliance with all applicable laws, codes and ordinances, (b) Tenant shall have obtained all governmental permits and approvals required in connection therewith (Landlord agreeing to cooperate with Tenant in obtaining any required governmental approvals for its signage, including executing any documents required by any permit granting authority for the Monument Sign), (c) the installation, maintenance and removal of such Monument Sign (including, without limitation, the repair and cleaning of the existing monument façade upon removal of such Monument Sign) shall be performed by Tenant at Tenant’s sole cost and expense in accordance with the terms and conditions governing maintenance, repair, and alterations pursuant to Section 9 of the Lease, and (d) said Monument Sign and all other signs on the Building’s monuments  shall be subject to Landlord’s reasonable regulations.  Notwithstanding the foregoing provisions of this Section 19 to the contrary, (i) within thirty (30) days after the date on which there occurs, and remains uncured, a failure of one or more Monument Sign Requirements or (ii) promptly upon the expiration or earlier termination of the Term of the Lease, Tenant shall, at Tenant’s cost and expense, remove the Monument Sign and restore all damage to the monument caused by the installation and/or removal of such Monument Sign, which removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Section 9 of the Lease.  The right to the Monument Sign granted pursuant to this Section 19 is personal to Tenant, and may not be exercised by any occupant, subtenant, or other assignee of Tenant, other than under a Business Transfer or to an Affiliate.  Provided that Tenant has the right to install the Monument Sign prior to the Outside Requisition Date, Tenant shall have the right to apply Landlord’s Base Contribution towards the cost and installation of the Monument Sign.

19. Notice of Lease.  Tenant shall not record the Lease or any memorandum without Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall be entitled to record a memorandum or notice of lease or other short form lease (each deemed a “notice of lease” hereunder), subject to Landlord’s reasonable approval regarding the form and substance of the notice of lease.  Tenant shall record all necessary documentation to release such notice of lease of record within thirty (30) days following the earlier to occur of (i) the Extended Termination Date (as the same may be extended pursuant to Section 11 hereof for the Option Term), or (ii) termination of the Lease or Tenant’s right to possession under the Lease.  If Tenant fails to have such notice of lease released within such thirty-(30)-day period, Landlord shall be entitled to take all action as is reasonably necessary to cause such notice of lease to be released.  In such event, Tenant, within fifteen (15) days after demand, shall reimburse Landlord for any reasonable costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in causing the notice of lease to be released of record.

20. Miscellaneous.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.  Except as amended hereby, the Lease is hereby ratified and confirmed.

[Signatures on following page]

EXECUTED under seal as of the date first above written.

LANDLORD:

JAMESTOWN PREMIER 245 FIRST, LLC,
a Delaware limited liability company

By:
	Name:	/s/ Shegun Holder
	Title:	Authorized Signatory

TENANT:

AKEBIA THERAPEUTICS, INC.,
a Delaware corporation

By:
	Name:	/s/ John P. Butler
	Title:	President and CEO

By:
	Name:	/s/ Jason A. Amello
	Title:	Senior Vice President and CFO

EXHIBIT A, SECOND AMENDMENT

PLAN OF SPACE A (3,066 RSF—Floor 14)

See attached.

EXHIBIT A - AKEBIA SECOND AMENDMENT - SPACE A

SPACE A
3,066 RSF

DBA-W Architects

245 FIRST STREET– FOURTEENTH FLOOR - CAMBRIDGE, MA

10/30/2015

EXHIBIT A-1, SECOND AMENDMENT

PLAN OF SPACE B (16,739 RSF—Floor 14)

See attached.

EXHIBIT A-1 - AKEBIA SECOND AMENDMENT - SPACE B

SPACE B
16,739 RSF
SUITE 1400

245 FIRST STREET- FOURTEENTH FLOOR - CAMBRIDGE, MA

10/30/2015

DBA-W Architects

EXHIBIT A-2, SECOND AMENDMENT

PLAN OF SPACE C (3,384 RSF—Floor 11)

See attached.

EXHIBIT A-2 - AKEBIA SECOND AMENDMENT - SPACE C

AKEBIA THERAPEUTICS
Amendment 1
SUITE 1110
SPACE C
3,384 RSF
SUITE 1100
AKEBIA THERAPEUTICS
Original Lease
SUITE 1101

DBA-W ARCHITECTS

245 FIRST STREET- ELEVENTH FLOOR - CAMBRIDGE, MA

10/30/2015

DBA-W Architects

EXHIBIT B, SECOND AMENDMENT

PLAN OF OFFERING SPACE CONTAINING 12,473 RSF on FLOOR 10

See attached.

Exhibit B

OGILVY
12,473 RSF
12/31/15
SUITE 1000
METAMARK GENETICS
7,133 RSF
9/30/16
SUITE 1050

EXISTING MASTER PLAN

245 FIRST STREET- TENTH FLOOR - CAMBRIDGE, MA

DBA-W Architects

04/01/2015

W:\245 First Street\05500.91 Area Calculations\Base Plans\245 First St._10th Floor.dwg , Plotted 9/5/2013 11:50 AM, By Jenny Pheros

EXHIBIT C, SECOND AMENDMENT

MONUMENT SIGN

See attached.

Exhibit C

EXHIBIT D, SECOND AMENDMENT

FORM OF SUBORDINATION, NON-DisTURBANCE AND ATTORMENT AGREEMENT

See attached.

D-1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made as of this 24 day of November, 2015, by and among JAMESTOWN PREMIER 245 FIRST, LLC, a Delaware limited liability company ("Landlord"), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the lenders (as hereinafter defined) (in such capacity, "Administrative Agent"), and AKEBIA THERAPEUTICS INC., a Delaware corporation ("Tenant").

RECITALS:

A. Tenant has executed that certain Office Lease Agreement dated as of December 3, 2013, as amended by a First Amendment to Lease dated as of December 15, 2014, as further amended by a Second Amendment to Lease dated as of November 23, 2015 (the foregoing, as amended and/or assigned, and as the same may be further amended and/or assigned, the "Lease"), with Landlord, as lessor, covering the premises described in the Lease consisting of two suites located on the eleventh (11th) floor, consisting of 16,222 square feet and 3,384 square feet, and two suites located on the fourteenth (14th) floor, consisting of 3,066 square feet and 16,739 square feet (collectively, the "Premises") in that certain building 245 First Street and One Athenaeum Way, Cambridge, Massachusetts 02142 (the "Property") and more particularly described in Exhibit A attached hereto and made a part hereof by this reference; and

B. Certain lenders (the "Lenders") have made (or agreed to make) a loan to Landlord secured by a mortgage or deed of trust encumbering the Property and an assignment of Landlord's interest in the Lease (said mortgage or deed of trust and assignment of leases, together with any amendments, renewals, increases, modifications, substitutions or consolidations of either of them, collectively, the "Security Instrument") in favor of Administrative Agent on behalf of the Lenders; and

C. Tenant and Administrative Agent desire to confirm their understanding with respect to the Lease and the Security Instrument, and to have Landlord confirm its agreement therewith.

NOW, THEREFORE, in consideration of the covenants, terms, conditions, and agreements contained herein, the parties hereto agree as follows:

1. Subject to the terms and conditions contained in this Agreement, the Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the lien of the Security Instrument.

2. Tenant agrees to deliver to Administrative Agent, in the manner set forth in Paragraph 13 of this Agreement, a copy of any notice of default sent to Landlord by Tenant.  If, with respect to any default by Landlord which is the basis of a right by Tenant to terminate the Lease, Landlord fails to cure such default within the time provided in the Lease, Administrative Agent shall have the right, but not the obligation, to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease has expired or, if such default cannot be cured within that time, then, provided Administrative Agent is proceeding with due diligence to cure such default, Administrative Agent shall have an additional reasonable period to cure such default.  In addition, Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Administrative Agent (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Administrative Agent is proceeding with due diligence to commence an action to appoint a receiver or to obtain title to the Property by foreclosure, deed in lieu of foreclosure, or otherwise (collectively, "Foreclosure").  Tenant hereby agrees that no action taken by Administrative Agent to enforce any rights of Administrative Agent under the Security Instrument or related security documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease.

3. So long as Tenant is not in default after its receipt of written notice and the expiration of all applicable grace and cure periods under the Lease, Administrative Agent shall not disturb Tenant's possession, use and occupancy of the Premises during the term of the Lease or, subject to Section 5 below, adversely affect Tenants rights under the Lease more than a de minimis amount.

4. If Administrative Agent or its nominee or designee, or another purchaser of the Property upon a Foreclosure (any such person or entity, a "Successor Owner") succeeds to the interest of Landlord under the Lease, subject to Tenant's performance of its obligations under the Lease, the Lease will continue in full force and effect.  Thereupon, Successor Owner shall recognize the Lease and Tenant's rights thereunder and Tenant shall make full and complete attornment to Successor Owner as substitute landlord upon the same terms, covenants and conditions as provided in the Lease, including, but not limited to, any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property as may be provided in the Lease.  Notwithstanding the foregoing, Tenant agrees that any such option, right of first refusal or right of first offer to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to any Foreclosure and shall not apply to the initial transfer of the Property by Successor Owner following such Foreclosure.  In consideration of the foregoing, Administrative Agent agrees that any such option, right of first refusal or right of first offer shall not be terminated by any Foreclosure or conveyance of the Property by Successor Owner following such Foreclosure; rather, any such option, right of first refusal or right of first offer shall remain as an obligation of any party acquiring the Property following the initial conveyance of the Property by Successor Owner following such Foreclosure.  Furthermore, Tenant expressly confirms to Administrative Agent that any acquisition of title to all or any portion of the Property pursuant to Tenant's exercise of any option, right of first refusal or right of first offer contained in the Lease shall result in Tenant taking title subject to the lien of the Security Instrument.

5. Tenant agrees that, if Successor Owner shall succeed to the interest of Landlord under the Lease, Successor Owner shall not be:

(a) Subject to Section 6 below, liable for any prior act or omission of Landlord or any prior landlord or consequential damages arising therefrom except to the extent that liability or damages accrue during a period in which Successor Owner has succeeded to Landlord, unless such prior act or omission is continuing in nature and Landlord has received prior written notice thereof; or

(b) except as set forth in Sections 8D and 10D of the Second Amendment to Lease, subject to any offsets which Tenant might have as to Landlord or any prior landlord;

(c) except as expressly set forth in the Lease, subject to any defenses which Tenant might have as to Landlord or any prior landlord; or

(d) required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which Tenant has paid Landlord unless such sums are actually received by the Successor Owner; or

(e) bound by any amendments or modifications of the Lease, each made without Administrative Agent's prior written consent, which consent shall not be unreasonably withheld, except that Administrative Agent’s consent to such amendment or modification shall not be required if either: (x) such consent was not required pursuant to the Loan Agreement (as defined in the Security Instrument), or (y) such amendment or modification ratifies the exercise by Tenant of any right which Tenant has under the Lease (e.g., the right to extend the term of the Lease);

(f) liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Administrative Agent or Successor Owner;

(g) required to make any repairs to the Property or the Premises required as a result of fire, or other casualty or by reason of condemnation unless the Successor Owner shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs;

(h) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, except for repairs, restoration and maintenance to the Property required by the Lease to be performed by Landlord, the need for which continues after the date the Successor Owner succeeds to Landlord’s interest in the Property; or

(i) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Successor Owner succeeded to Landlord’s interest, provided however, that any Successor Owner shall be required to recognize Tenant’s rights under Sections 8D and 10D of the Second Amendment to Lease.

6. Notwithstanding anything to the contrary herein contained: (i) nothing herein shall relieve any Successor Owner from its obligations as party-Landlord arising from or after the date which is the earlier of the date that such Successor Owner takes title to, or possession of, the Property (“Succession Date”); (ii) in no event shall any Successor Owner be relieved from any obligation which Landlord has to perform repairs or maintenance which arises after the

Succession Date based upon the fact that the need for such repairs or maintenance first arose prior to the Succession Date; and (iii) nothing herein shall delay or affect Tenant’s rights under Sections 8D or 10D of the Second Amendment to Lease (except that neither Administrative Agent nor any Successor Owner shall have any obligation to reimburse Tenant for amounts due pursuant to either Sections 8D or 10D of the Second Amendment to Lease or pay any amounts due from Landlord pursuant to Sections 8 or 10 of the Second Amendment).

7. Tenant agrees that, without the prior written consent of Administrative Agent in each case (unless Administrative Agent’s consent thereto was not required pursuant to the Loan Agreement), Tenant shall not (a) amend or modify (the Administrative Agent agreeing that it shall not unreasonably withhold its consent to any amendment or modification to the Lease and that such consent shall not be required if such amendment or modification ratifies the exercise by Tenant of any right which Tenant has under the Lease (e.g., the right to extend the term of the Lease), (b) terminate or cancel the Lease or any extensions or renewals thereof, or tender a surrender of the Lease (except in each case that, upon a default by Landlord under the Lease, Tenant may exercise its rights under the Lease after giving to Administrative Agent the notice and cure period required by this Agreement), (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof (other than first month’s rent paid in advance), or (d) subordinate or permit the subordination of Lease to any lien subordinate to the Security Instrument.  Any such purported action without such consent shall be void as against the holder of the Security Instrument.

8. To the extent that the Lease shall entitle Tenant to notice of the existence of any Security Instrument and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Administrative Agent.

9. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Administrative Agent shall be entitled, but not obligated, to require that Tenant pay all rent under the Lease as directed by Administrative Agent, which payment shall, to the extent made, satisfy the obligations of Tenant under the Lease.  Landlord agrees to hold Tenant harmless with respect to any such payments made by Tenant to Administrative Agent.

10. Without limiting any of the forgoing provisions of this Agreement, nothing in this Agreement shall impose upon Administrative Agent or any Lender any liability for the obligations of Landlord under the Lease unless and until Administrative Agent takes title to the Property.  Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor Owner shall acquire title to the Property or the portion thereof containing the Premises, Successor Owner shall have no obligation, nor incur any liability, beyond Successor Owner's then interest, if any, in the Property, (including without limitation, insurance proceeds, condemnation proceeds and all gross revenue derived from the operation of the property) and Tenant shall look exclusively to such interest, if any, of Successor Owner in the Property for the payment and discharge of any obligations imposed upon Successor Owner hereunder or under the Lease, and Successor Owner is hereby released or relieved of any other liability hereunder and under the Lease.  Tenant agrees that, with respect to any money judgment which may be obtained or secured by Tenant against Successor Owner, Tenant shall look solely to the estate or interest of Successor Owner in the Property as aforesaid, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Successor Owner.

11. Except as specifically provided in this Agreement, Administrative Agent shall not, by virtue of this Agreement, become subject to any liability or obligation to Tenant under the Lease.

12. EACH OF TENANT, ADMINISTRATIVE AGENT AND LANDLORD HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13. The provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  The words, "Administrative Agent", "Landlord" and "Tenant" shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

14. Any notice, communication, request, reply or advise in this Agreement provided or permitted to be given, made or accepted by either party to the other must be in writing, and unless it is otherwise in this Agreement expressly provided, may be given or be served by depositing the same in the United States mail, postpaid and registered or certified and addressed to the party to be notified, with return receipt requested, or in person to the party to be notified.  Notice shall be effective only if and when received by the party to be notified for purposes of notice, the addresses of the parties shall be as follows (unless otherwise indicated in writing):

If to Administrative Agent:	Capital One, National Association 90 Park Avenue, 4th Floor New York, New York 10016 Attn: Commercial Real Estate Banking
With a copy of Administrative Agent’s notices to:	Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 Attn: Jeffrey Temple, Esq.
If to Tenant:	Akebia Therapeutics, Inc. 245 First Street, Suite 1100 Cambridge, MA 02142 Attn: John Butler
With a copy of Tenant’s notices to:	David L. Wiener Anderson & Kreiger LLP One Canal Place, Suite 200 Cambridge, MA 02141

If to Landlord:	c/o Jamestown Properties One Overton Park, Suite 1200 3625 Cumberland Boulevard Atlanta, Georgia 30339 Attn: Matt Bronfman
With a copy of Landlord’s notices to:	Goulston & Storrs PC 400 Atlantic Avenue Boston, Massachusetts 02110 Attn: Barry D. Green, Esq.

15. This Agreement contains the entire agreement among the parties hereto and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

16. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document.  All of such counterparts shall be construed together and shall constitute one instrument.

17. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

[No further text this page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
Name:
	Title:	President and CEO

By:	/s/ Jason A. Amello
Name:
	Title:	Senior Vice President and CFO

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF Middlesex

On this 12 day of November, 2015, before me, the undersigned notary public, personally appeared Jason A. Amello, the SVP, CFO of AKEBIA THERAPEUTICS, INC., proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☒ personal knowledge of the undersigned, to be the person whose name is signed on the preceding page, and acknowledged to be that he/she signed it voluntary for its stated purpose and was his/her free act.

/s/ Yolanda Baez Garcia
Notary Public Signature and Seal
Print Name:	Yolanda Baez Garcia
My commission expires:	July 9, 2021

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF Middlesex

On this 16 day of November, 2015, before me, the undersigned notary public, personally appeared John P Butler, the President and CEO of AKEBIA THERAPEUTICS, INC., proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☒ personal knowledge of the undersigned, to be the person whose name is signed on the preceding page, and acknowledged to be that he/she signed it voluntary for its stated purpose and was his/her free act.

/s/ Yolanda Baez Garcia
Notary Public Signature and Seal
Print Name:	Yolanda Baez Garcia
My commission expires:	July 9, 2021

[Signatures continue on following page.]

ADMINISTRATIVE AGENT:

CAPITAL ONE, NATIONAL
ASSOCIATION, as administrative agent

By:	/s/ Tina M. Morgan-Aziz
	Name:	Tina M. Morgan-Aziz
	Title:	Vice President

STATE OF NEW YORK

COUNTY OF Suffolk

On this 7th day of November, 2015, before me, the undersigned notary public, personally appeared Tina M. Morgan-Aziz, the Vice President of CAPITAL ONE, NATIONAL ASSOCIATION, proved to me through satisfactory evidence of identification, which was ☐ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☒ personal knowledge of the undersigned, to be the person whose name is signed on the preceding page, and acknowledged to be that he/she signed it voluntary for its stated purpose and was his/her free act.

/s/ Joanne B. Smith
Notary Public Signature and Seal
Print Name:	Joanne B. Smith
My commission expires:	7/26/2016

[Signatures continue on following page.]

Acknowledged and accepted by:

JAMESTOWN PREMIER 245 FIRST, LLC, a
Delaware limited liability company

By:	/s/ Shegun Holder
Name:
	Title:	Authorized Signatory

STATE OF NY

COUNTY OF NY

On this 20th day of November, 2015, before me, the undersigned notary public, personally appeared Shegun Holder, VP Asset Management of JAMESTOWN PREMIER 245 FIRST, LLC, proved to me through satisfactory evidence of identification, which was ☒ photographic identification with signature issued by a federal or state governmental agency, ☐ oath or affirmation of a credible witness, ☐ personal knowledge of the undersigned, to be the person whose name is signed on the preceding page, and acknowledged to be that he/she signed it voluntary for its stated purpose and was his/her free act.

/s/ Kimberly Ann Goodger
Notary Public Signature and Seal
Print Name:	Kimberly Ann Goodger
My commission expires:	3/28/19

EXHIBIT A

Legal Description of Property

Real property in the City of Cambridge, County of Middlesex, State of Massachusetts, described as follows:

245 FIRST STREET

CAMBRIDGE, MASSACHUSETTS

The land in Cambridge, Middlesex County, Massachusetts, situated on First Street, and being shown as Lot B on a plan entitled, “Plan of Land in Cambridgeport Belonging to Henry M. Whitney” dated March 21, 1903, prepared by W.A. Mason & Son, Surveyors, and recorded with the Middlesex South District Registry of Deeds in Plan Book 142, Plan 37, to which plan reference is hereby made for a more particular description.

Lot B contains 70,489+ square feet, according to said plan.

Together with the benefit of the following easements: Agreement by and between Austin Ford and Son Company and The Carter’s Ink Company dated June 27, 1908, recorded in Book 3378, Page 383.